SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               April 3, 1995


                            ALBERTO-CULVER COMPANY
            (Exact name of registrant as specified in its charter)



            Delaware                         1-5050              36-2257936
(State or other jurisdiction of        (Commission File      (I.R.S. Employer
incorporation or organization)              Number)        Identification No.)


                         2525 Armitage Avenue
                         Melrose Park, Illinois            60160
              (Address of principal executive offices)  (Zip code)




Registrant's telephone number, including area code:   (708) 450-3000


ITEM 5. OTHER EVENTS

On April 3, 1995, the registrant's Stockholm-based subsidiary, Cederroth International AB, completed the purchase of the Toiletries Division of Molnlycke AB for approximately $50 million. A copy of the press release relating to the purchase is attached hereto and incorporated herein by reference as Exhibit 99.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (c)  Exhibits:

            99             Press release dated April 3, 1995



                                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ALBERTO-CULVER COMPANY
                                                     (Registrant)


                                              By:/s/ William J. Cernugel
                                              William J. Cernugel
                                              Senior Vice President, Finance
                                                & Controller
                                              (Principal Financial Officer)


            April 6, 1995

EXHIBIT 99

FOR IMMEDIATE RELEASE
                                    Contact:    Daniel B. Stone (708)450-3005
                                                Nancy Shields (708)450-3142


            ALBERTO-CULVER'S CEDERROTH SUBSIDIARY
            COMPLETES MOLNLYCKE TOILETRIES PURCHASE

 (Melrose Park, IL - - April 3, 1995) Stockholm-based Cederroth International, a 97 percent-owned subsidiary of the Alberto-Culver Company (NYSE - - ACV,
 ACVA), today announced that it had completed the purchase of the Toiletries Division of Molnlycke AB. The total transaction was valued at $50 million.

 The purchase will add $85 million in annual sales to Cederroth in the areas of body and skin care, hair care, oral care, and household products. Including Cederroth's sales last year of $90 million, the combined companies will be one of the largest personal care marketers in the Scandinavian
 countries.   The purchase also included a modern 200,000 square foot factory and research facility.

 Howard Bernick, President and Chief Executive Officer of Alberto-Culver said today that he believed the Molnlycke brands had potential for growth both in Scandinavia through increased marketing efforts and, over time, through their possible introduction into selected additional countries where Alberto- Culver currently markets brands such as its flagship line of Alberto VO5 hair care products.